Mail to: PO Box 308
Trenton, NJ 08646

FEE REQUIRED

STATE OF NEW JERSEY
DIVISION OF REVENUE

Overnight to: 33 West State St.
5th Floor
Trenton, NJ 08608-1214

REGISTRATION OF ALTERNATE NAME

C-150G

Complete the following applicable information, and sign in the space provided. Please note that once filed, the information contained in the filed form is considered public. **Refer to the instructions on page 26 for filing fees and field-by-field requirements.** Remember to remit the appropriate fee amount. Use attachments if more space is required for any field.

Check Appropriate Statute:

- [X] Title 14A:2-2.1 (2) New Jersey Business Corporation Act
- [ ] Title 42:2C-4 Limited Liability Company
- [ ] Title 15A:2-2-3 (b) New Jersey Nonprofit Corporation Act
- [ ] Title 42:2A-6 Limited Partnership

Pursuant to the provisions of the appropriate statute, checked above, of the New Jersey Statutes, the undersigned corporation/business entity hereby applies for the registration of an Alternate Name in New Jersey for a period of five (5) years, and for that purpose submits the following application:

1. Name of Corporation/Business: Utz Technologies, Inc.
2. NJ 10-digit ID number: 3508820000
3. Set forth state of Original Incorporation/Formation: New Jersey
4. Date of Incorporation/Formation: March 10, 1971

   Date of Authorization (Foreign): ____________
5. Alternate Name to be used: PhoneBrasil International, Inc.
6. State the purpose or activity to be conducted using the Alternate Name: Holding Company
7. The Business intends to use the Alternate Name in this State.
8. The Business has not previously used the Alternate Name in this State in violation of this Statute, or; if it has, the month and year in which it commenced such use is: ____________

Signature requirements:

For Corporations	Chairman of the Board., President, Vice-President
For Limited Partnerships	General Partner
For all Other Business Types	Authorized Representative

David Lazar
SIGNATURE:

CEO
TITLE:

David Lazar
NAME (please type):

5/4/20
DATE:

THE PURPOSE OF THIS FORM IS TO SIMPLIFY THE FILING REQUIREMENTS. IT DOES NOT REPLACE THE NEED FOR COMPETENT LEGAL ADVICE.

- Instructions -
Registration of Alternate Name (Form C-150G)

Instructions for Page 25 -

Important: The completion of all items is mandatory in order to process your application.

First, check off the Statutory Authority that applies to your business.

Item 1 - Enter the name of the corporation/business exactly as it appears on the records of the Treasurer of the State New Jersey.

Item 2 - Enter the 10-digit Corporation/Business ID number as issued by the State of New Jersey.

Item 3 - Enter the name of the State in which the corporation was incorporated.

Item 4 - Enter the date of incorporation (domestic corporations) or the date of authorization (foreign corporations).

Item 5 - Enter the alternate name that you wish to have registered.

Warning: Do Not Use a name that is prohibited by other New Jersey State Laws - for example, those governing banking, insurance, and real estate, or involving the Professional Services Act in Title 14A. While checking on usage limitations is not a mandatory review element for the Corporate Filing Section, the Section will reject or void filings upon advice and guidance of regulatory and licensing authorities. The filer is responsible for researching regulatory and licensing issues.

Item 6 - State the purpose of the business or the primary type of activity performed by the business, using the alternate name given above.

Item 7 - No entry is required.

Item 8 - If the alternate name was previously used, enter the month and year such use commenced.

ATTESTATIONS:

Form C-150G provides the following statements: 1) the corporation intends to use the alternate name in New Jersey and 2) that the corporation has not used the name in violation of the law, or if it has, the month/year in which it commenced such use.

EXECUTION:

You must have the correct business representative sign and date form C-150G before submitting. Refer to the specific requirements for each type of business.

FEE:

You must attach the mandatory fee of $50.00 to the completed C-150G application.

These documents should be filed in duplicate. Non-profits should file in triplicate.
Make checks payable to: **Treasurer, State of New Jersey**. (No cash, please)
Mail to: **NJ Division of Revenue, PO Box 308, Trenton, NJ 08646**
FAX File: 609.984.6851 (Fax Filing is an optional expedited service subject to processing fees that are in addition to those stated above. For FAX Filing information , visit http://www.state.nj.us/treasury/revenue/dcr/programs/ffs.html.)